UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48098 (Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers
Election of Directors
On June 21, 2011, the Boards of Directors of Flagstar Bancorp, Inc. and Flagstar Bank, FSB appointed Michael J. Shonka as a member of the respective Boards of Directors. In addition, on June 21, 2011, Mr. Shonka was appointed to serve as a member of the Audit Committee and Compensation Committee.
Mr. Shonka, age 63, is currently the managing partner of MJS Advisors, LLC, a provider of advisory services regarding mergers and acquisitions, working capital and business performance in aerospace, banking, and other sectors. Previously, Mr. Shonka was executive vice president and Chief Financial Officer of Cessna Aircraft Company from 1999 to 2010, after joining Cessna Aircraft Company in 1996 as senior vice president. Prior to that, Mr. Shonka served as executive vice president and Chief Financial Officer of Fourth Financial Corporation from 1988 until 1996. Mr. Shonka currently serves as a director and chairman of the audit committee of The NORDAM Group, Inc. and a director of IMA Financial Group, Inc.

Item 9.01	Financial Statements and Exhibits
     (d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description
99.1	Press release dated June 21, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: June 21, 2011	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer